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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUG 14, 2002 (AUG 12, 2002)
                                                  ---------------------------



                       ENSTAR INCOME PROGRAM II-1, L.P.
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            (EXACT NAME OF REGISTRANT AS SPECIFIED ON ITS CHARTER)


          000-14508                                  58-1628877
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    (COMMISSION FILE NUMBER)             (IRS EMPLOYER IDENTIFICATION NUMBER)


                                   NEW YORK
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        (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)


                    C/O ENSTAR COMMUNICATIONS CORPORATION
              12405 POWERSCOURT DRIVE, ST. LOUIS, MISSOURI 63131
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             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


                                (314) 965-0555
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             (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



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        (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



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ITEM 5.  OTHER EVENTS.

         On August 12, 2002, Enstar Income Program II-1, L.P. (the "Partnership") commenced the solicitation of consents of the holders of the limited partnership units of the Partnership. In the consent solicitation, the unitholders are being to vote upon three proposals, which together constitute a plan of liquidation for the Partnership. The three proposals are:

     o the sale of all of the Partnership's cable television systems and related assets to an affiliate of the corporate general partner of the Partnership for a sale price of approximately $14,707, in cash, subject to closing adjustments;

     o the amendment of the Partnership's partnership agreement to permit the sale of the Partnership's cable television system and related assets to an affiliate of the corporate general partner of the Partnership; and

     o the subsequent dissolution, termination and liquidation of the Partnership through one or more liquidating distributions to the general partners and the unitholders in accordance with the partnership agreement of the Partnership.

         Each of the three proposals will be voted upon individually. However, none of the proposals will become effective unless each of the three proposals is approved by the holders of a majority of the limited partnership units.

         Holders of limited partnership units on the close of business on August 9, 2002 are entitled to consent to the proposals.

         The consent solicitation period will end at 5:00 p.m., New York city time, on the earlier of (i) the date on which the consents of the holders of a majority of the units entitled to consent are received or (ii) September 23, 2002 (or such later date to which the corporate general partner of the Partnership extends the solicitation period).

         It is estimated that pre-tax liquidating distributions to the unitholders will total approximately $473 per limited partnership unit, after estimated closing adjustments and closing and liquidation expenses, and subject to applicable withholding taxes. However, there can be no assurance as to the actual amount to be distributed per limited partnership unit. The exact amount to be distributed per limited partnership unit is subject to a number of factors, including the amount of the closing adjustments, which cannot be determined with certainty at this time.

         The Partnership currently anticipates that the sale of its cable television system and related assets will close in the third quarter of 2002 and that the initial liquidating distribution will be made approximately 60 days after closing. The Partnership currently anticipates that the final liquidating distribution will be made approximately six months after the closing of the sale of the cable television system and related assets.

         The foregoing description of the consent solicitation does not purport to be complete and is qualified in its entirety by reference to the consent solicitation statement included as an exhibit to this Form 8-K.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHBITS.

    (c)  Exhibits

    99.1 Consent Solicitation Statement, dated August 12, 2002, of Enstar Income Program II-1, L.P. (incorporated herein by reference to the Consent Solicitation Statement of Enstar Income Program II-1, L.P. included in its Schedule 14A filed with the Securities and Exchange Commission on August 12,
         2002).



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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 14, 2002

                            ENSTAR INCOME PROGRAM II-1,L.P.

                            By:  Enstar Communications Corporation,
                                  its general partner

                            By:  /s/ Ralph Kelly
                                ----------------------------------------
                                Name: Ralph Kelly
                                Title: Senior Vice President - Treasurer